UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2024

Reliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	00-56012	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12343 Hymeadow Drive, Suite 3-A, Austin, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code (512) 407-2623

 ________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RELT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Reliant Holdings, Inc. is referred to herein as the “Company,” “we,” “our,” or “us.”

SECTION 2 – FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 17, 2024, the Company completed the acquisition of 100% ownership of HLDCO, LLC, a Delaware limited liability company. The transaction was completed by and between the Company and the Members of HLDCO, LLC, which include Mount Olympus Ventures, Inc., Apollo Capital Corp., and M2B Funding Corp. Mount Olympus Ventures, Inc., via the owner Claude Zdanow, has a material relationship with the Company, via his appointment as a director and officer of the Company, and through Mount Olympus Ventures, Inc.’s acquisition of 100% of the Series A Preferred Stock of the Company.

The nature and amount of consideration given or received for the assets was 75,000,000 shares of the Company’s common stock, par value $0.001 per share, exactly 3,645 shares of newly designated Series B Preferred Stock, par value $0.0001 per share, and exactly 3,900,000 shares of newly designated Series C Preferred Stock, par value, $0.0001 per share to be given to each of the Members of HLDCO, LLC.

Item 5.01. Changes in Control of Registrant

A change in control of the registrant occurred on June 13, 2024. The person who acquired such control is Claude Zdanow. The events that resulted in the change in control were the Board Resolution appointing Claude Zdanow as a director of the Company, holding the offices of President and Chief Executive Officer of the Company, and the stock purchase agreement between the Company and Mount Olympus Ventures, Inc., whereby 100% of the Company’s Series A Preferred Stock was purchased.

The basis of the control includes appointment as a director of the Company and acquisition of 100% of the Company’s Series A Preferred Stock now beneficially owned directly or indirectly by Claude Zdanow (via a stock purchase agreement between the Company and Mount Olympus Ventures, Inc., a company owned by Claude Zdanow). The amount of the consideration in purchasing the Series A Preferred Stock was four hundred thousand dollars ($400,000.00).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13 2024, Elijah May, as the Company’s sole director, signed a board resolution, whereby Mr. May resigned from his positions as director, Chief Executive Officer, and President of the Company, effective as of June 13, 2024.

In the same board resolution, Claude Zdanow was appointed as a director of the Company by its Board of Directors, holding the positions of President and Chief Executive Officer.

Item 8.01. Other Events

On June 17, 2024, the Company, via an Option Letter, extended to Elijah May an option to purchase any and all assets related to the operations and physical assets of the Company prior to the acquisition of HLDCO, LLC (the “Option”). The Option shall vest exactly six (6) months from the date of Mr. May’s acceptance of the Option letter.  To exercise the Option, Mr. May or his assigns agree to accept the assignment and obligation of all liabilities related to the operations and physical assets of the Company prior to the acquisition of HLDCO, LLC. The Option shall have a term of five (5) years.

In addition to the above, the Company agreed to grant Mr. May the right of final approval on any actions taken by the Board of Directors or the Company otherwise relating to the operations and physical assets of the Company prior to the acquisition of HLDCO, LLC from the date of his acceptance of the Option letter agreement until the Option is exercised, unless the actions taken by the Board of Directors or the Company are to protect the Company from certain and foreseeable harm.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Holdings, Inc.
(Registrant)
Date: June 18, 2024
	By:	/s/ Claude Zdanow
	Name:	Claude Zdanow
	Title:	Chief Executive Officer

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